UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
August 21, 2023
(Date of Earliest Event Reported)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370
(Address of principal executive offices, including zip code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(781)-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective August 21, 2023, Barry Jensen ceased serving as the Chief Technology and Operations Officer of Independent Bank Corp. and Rockland Trust Company. Mr. Jensen’s separation from employment constitutes a termination without cause for purposes of his Employment Agreement with Rockland Trust Company, dated as of September 5, 2013.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d. The following exhibits are included with this Report:

Exhibit Index

Exhibit #	Exhibit Description
101	The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
104	Cover page interactive data file (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	August 23, 2023	By:	/s/Patricia M. Natale
PATRICIA M. NATALE
GENERAL COUNSEL & CORPORATE SECRETARY